UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED APRIL 21, 2023

BSQUARE CORPORATION

1415 WESTERN AVENUE, SUITE 700, SEATTLE, WASHINGTON 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2023

TO BSQUARE SHAREHOLDERS:

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Bsquare Corporation, a Washington corporation (the “Company”), will be held on Thursday, June 15, 2023 at 11:00 a.m., local time. The meeting will be held at the Company’s headquarters, 1415 Western Avenue, Suite 700, Seattle, Washington 98101, for the following purposes:

1.	To elect two Class I Directors to serve for a three-year term to expire at the 2026 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To approve and adopt amended and restated Articles of Incorporation in the form approved by the Board;

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To approve, on an advisory (non-binding) basis, executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 17, 2023 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 17, 2023 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

The Company is adding a conference call component to its 2023 Annual Meeting. If you are not able to attend the 2023 Annual Meeting in person, you are encouraged to dial-in to the conference call at: Toll Free: 1-877-423-9813 or 1-201-689-8573, reference “Bsquare Annual Meeting”, which will include the opportunity to ask questions. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying notice or in the voter instruction form provided by your broker or other nominee. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call.

By Order of the Board of Directors

Cheryl Wynne

Chief Financial Officer, Secretary and Treasurer

Seattle, Washington

[DATE]

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 15, 2023: The proxy statement and annual report to shareholders are available at www.bsquare.com/proxy.

BSQUARE CORPORATION

1415 WESTERN AVENUE, SUITE 700, SEATTLE, WASHINGTON 98101

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Bsquare Corporation, a Washington corporation. The Board has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 15, 2023 at 11:00 a.m. local time, and at any adjournment or postponement thereof for the purposes set forth in the proxy and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate headquarters, 1415 Western Avenue, Suite 700, Seattle, Washington 98101, with a conference call component available at: Toll Free: 1-877-423-9813 or 1-201-689-8573, reference “Bsquare Annual Meeting.”

As used in this proxy statement, “we,” “us,” “our,” “Bsquare” and the “Company” refer to Bsquare Corporation.

The proxy solicitation materials will be made available on or about [__], 2023 to all shareholders entitled to vote at the Annual Meeting.

How to Vote my Shares and Participate

To ensure your vote is counted, we recommend you vote your shares in advance of the Annual Meeting. Please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying Notice of Internet Availability of Proxy Materials or in the voter instruction form provided by your broker or other nominee.

We are also adding a conference call component to the Annual Meeting. If you are unable to attend the 2023 Annual Meeting in person, we encourage you to dial-in to the conference call at: Toll Free: 1-877-423-9813 or 1-201-689-8573, reference “Bsquare Annual Meeting.” The conference call will be functionally similar to our earnings conference calls, including the opportunity to ask questions. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call. In turn, this means joining by conference call would not constitute attendance at the meeting for quorum purposes. Unless we change these plans, your only way to officially attend and to vote at the Annual Meeting will be to attend in-person and vote, or to vote through a proxy attending the meeting that you have instructed in advance (see “—Vote Without Attending the Annual Meeting”).

Voting Without Attending the Annual Meeting

To vote your shares without attending the meeting, please follow the instructions for Internet or telephone voting on the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the shareholder of record, or by signing the voter instruction form provided by your broker or other nominee and returning it by mail, if you are the beneficial owner but not the shareholder of record.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on April 17, 2023 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, no par value. As of the record date, 20,017,032 shares of our common stock were issued and outstanding, held by 108 shareholders of record.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time prior to its use. To do so, the shareholder must either: (i) deliver a written instrument revoking the proxy to our Corporate Secretary, at the address referenced above or (ii) deliver a duly executed proxy bearing a later date (in either case no later than the close of business on June 14, 2023); or (iii) attend the Annual Meeting and vote in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Shareholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the shareholder of record with respect to those shares. If shares are held by an intermediary, such as a broker or other nominee, then the broker or other nominee is considered the shareholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee on how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers or other nominees also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form, and you should contact your broker or other nominee with any questions about its form or how to vote.

Quorum; Broker Non-Votes and Abstentions

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. This is the case when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the current rules that govern brokers and other nominee holders of record, if you do not give instructions to your broker or other nominee, it will be able to vote your shares only with respect to proposals for which they have discretionary voting authority.

The election of directors (Proposal No. 1), the amendment and restatement of our Articles of Incorporation to declassify our board of directors (the “Declassification Amendment”) (Proposal No. 2) and approval of compensation of executive officers (Proposal No. 4) are proposals for which brokers and other nominees do not have discretionary voting authority. If you do not instruct your broker or other nominees how to vote on these proposals, your broker or other nominees will not vote on them and those non-votes will be counted as broker non-votes. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (Proposal No. 3) is considered discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for determining whether there is a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on Proposal Nos. 1, 3 and 4. Abstentions and broker non-votes are counted as “against” Proposal No. 2.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

●

With regard to Proposal No. 1, the nominees for election to the Board who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or represented by proxy, will be elected to the Board.

●	With regard to Proposal No. 2, approval of the Declassification Amendment requires the affirmative vote of a majority of the shares entitled to vote.

●	With regard to Proposal Nos. 3 and 4, approval of each of the proposals requires that the votes cast in favor of the proposal exceed the votes cast against it.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominee named in Proposal No. 1 of this proxy statement;

FOR Proposal No. 2, to approve the Declassification Amendment;

FOR Proposal No. 3, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm; and

FOR Proposal No. 4, to approve on an advisory (non-binding) basis, executive compensation.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2024, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than [   ], 2024. Submitting a shareholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” within the provisions of our Bylaws and may be brought before the 2024 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to our Secretary at our principal executive offices, no earlier than February 15, 2024 and no later than March 16, 2024. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at our principal executive offices.  In addition to the notice required by our Bylaws, a shareholder who intends to solicit proxies in support of director candidates must provide the notice and information required by Rule 14a-19 under the Exchange Act, no later than April 15, 2024.

We strongly encourage any shareholder interested in submitting a proposal to contact our Secretary in early 2024 to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Bsquare Corporation, 1415 Western Avenue, Suite 1400, Seattle, Washington 98101, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Articles of Incorporation currently provide that the Board has seven seats. The Board is divided into three classes, with each class having a three-year term. A director serves in office until his or her respective successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the other current directors. There are no family relationships among any of our directors or officers.

Nominees for Director

Based upon the Company’s criteria for nominations of directors to the Board and the unanimous recommendation of the Governance and Nominating Committee, the Board unanimously determined to nominate Robert J. Chamberlain, a current director, and Richard A. Karp, a new nominee for director, to serve until the 2026 annual meeting.

If you submit a validly executed proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR ALL” the two nominees proposed by the Board and named in this proxy statement. Should either of the Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominees as the proxy holders, who are officers of Bsquare, might determine. At this time, the Board knows of no reason why either of the Board’s nominees would not be able to serve as a director if elected.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or represented by proxy, will be elected to the Board. The maximum number of nominees that may be voted for is two.

Nominees and Other Directors

The names and certain information as of the record date about the nominees, as well as each director continuing in office after the Annual Meeting, are set forth below.

Name of Director Nominees	Age	Position	Director Since	Term Expires
Robert J. Chamberlain	69	Director	2015	2023 (Class I)
Richard A. Karp	79	Director	N/A	N/A

Name of Other Directors	Age	Position	Director Since	Term Expires
Ralph C. Derrickson	64	Director, President and Chief Executive Officer	2019	2024 (Class II)
Ryan Vardeman	45	Chairperson of the Board	2018	2024 (Class II)
Mary Jesse	58	Director	2016	2025 (Class III)
Bernee D.L. Strom	75	Director	2022	2025 (Class III)

Director Nominees

Robert J. Chamberlain has been a director since August 2015. Since April 2018, Mr. Chamberlain was Chief Financial Officer of ZipWhip from April 2018 until October 2021 (acquired by Twilio Inc.). From August 2014 to April 2016, Mr. Chamberlain served as the Chief Financial Officer of Big Fish Games Incorporated, a leading provider of casual games, which was acquired by Churchill Downs, Inc. in December 2014. From February 2013 to August 2014, Mr. Chamberlain served as the Senior Vice President and Chief Financial Officer of Audience Science Incorporated, a leading provider of enterprise advertising management systems. Prior to that, Mr. Chamberlain was the Chief Financial Officer of other technology companies in the Seattle area including PopCap Games Incorporated (acquired by Electronic Arts, Inc.), WatchGuard Technologies Incorporated, F5 Networks, Onyx Software Corp. (acquired by Consona Corporation) and Photodisc (acquired by Getty Images, Inc.). Earlier in his career, Mr. Chamberlain was an audit partner in the Seattle office of KPMG where he served middle market public and private companies. Mr. Chamberlain has a B.S. in Business Administration-Accounting from California State University Northridge. The Board has concluded that Mr. Chamberlain should serve as a director because he provides substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing publicly traded companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He also brings professional service expertise, technology industry experience, and sales and marketing experience at KPMG.

Richard A. Karp is a serial entrepreneur with extensive experience founding and leading technology companies. Since 2009 he has been Chief Executive Officer at TicTran Corporporation, a company he founded in Mountain View, CA to explore new concepts.  He served as founder, Chairman and CEO of Catapult Communications (NasdaqGS:CATT) from 1986 until it was acquired by Ixia (NasdaqGS:XXIA) in 2009.  Prior to that Mr. Karp was Vice President of Engineering at Tri-Data Systems from 1982 to 1986.  Mr. Karp founded his first company, Sequoia Systems, in 1981.  Mr. Karp received his BS in Computer from California Institute of Technology in 1964, his MS in Mathematics from University of Wisconsin-Madison in 1966, and his Ph.D. in Computer Science from Stanford University in 1980. The Board has concluded that Mr. Karp should serve as a director because of his extensive experience founding and leading technology companies, his technology industry experience, and his experience as a director of public technology companies.

Other Directors

Ralph C. Derrickson has been a director and our President and Chief Executive Officer since March 2019. Prior to that, since July 2018, Mr. Derrickson served as the Managing Director of RCollins Group, a strategic consulting company, and from October 2017 until July 2018, he served as the Senior Vice President of Corporate Development for Avizia, Inc., a telemedicine hardware, software and physician services company, until its acquisition by American Well in July 2018. From January 2006 until October 2017, Mr. Derrickson served as the President and Chief Executive Officer of Carena, Inc., a virtual care software and physician services company, until its acquisition by Avizia in October 2017. Prior to that, Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm, was a founding partner of Watershed Capital, an early-stage venture capital firm, and held senior leadership positions at Metricom, Starwave Corporation (acquired by Walt Disney), NeXT Computer (acquired by Apple Computer) and Sun Microsystems. Since 2004, Mr. Derrickson has been a board member of Perficient, Inc. (NASDAQ: PRFT), a publicly traded digital transformation consulting company. Mr. Derrickson holds a B.T. in Systems Software Science from the Rochester Institute of Technology. The Board has concluded that Mr. Derrickson should serve as a director because of his experience as a chief executive officer, and in various other executive roles, which has provided him with broad leadership and executive experience, including operational, strategic planning, corporate development and mergers and acquisitions experience. As our President and Chief Executive Officer, Mr. Derrickson has first-hand knowledge of our business and provides valuable insight with respect to our operations and strategic opportunities.

Ryan L. Vardeman has been a director since June 2018. Mr. Vardeman is a principal and co-founder of Palogic Value Management, L.P., a Dallas, Texas based investment management company, a position he has held since January 2007. Mr. Vardeman has extensive corporate strategy, operating, financial and investment experience including capital structure analysis, a focus on small-cap equities, and investing in a broad range of industries with an emphasis on technology and software companies. Mr. Vardeman holds a B.S. in Electrical Engineering and Computer Science from Texas Tech University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University. The Board has concluded that Mr. Vardeman should serve as a director because of his extensive financial and operational experience and given his affiliation with one of our largest shareholders.

Mary Jesse has been a director since August 2016. Ms. Jesse is a technology executive, strategist, inventor and pioneer in the wireless industry. Ms. Jesse currently serves as Chief Executive Officer of MTI, a global hardware, software and services provider. She additionally serves on the MTI board.  From 2019-2020, she served as a Senior Director for Alvarez & Marsal in their Corporate Performance Improvement (CPI) division. From January 2018 to August 2018, Ms. Jesse served as Chief Executive Officer and board member of Heyou Media, a technology-driven content company. From September 2015 to October 2017, she served as Chief Strategy Officer of VRstudios, a global virtual reality company based in Bellevue, Washington. From 2007 to October 2014, she was the founder and Chief Executive Officer of Ivy Corp., an enterprise messaging technology company. Prior to that, she served as the co-founder and Chief Technology Officer of RadioFrame Networks; Vice President of Strategic Technology of McCaw Cellular Communications, Inc.; and Vice President of Technology Development of AT&T Wireless. A licensed professional engineer, Ms. Jesse holds a B.S. in electrical engineering from the University of Utah and an M.S. in electrical engineering from Santa Clara University, in addition to having authored nineteen patents. She currently serves on the Washington Governors University business council in addition to serving as an advisor to multiple technology companies. Ms. Jesse volunteers her time to support STEM education, entrepreneurship and diversity in business and technology. The Board has concluded that Ms. Jesse should serve as a director because of her extensive technology product development experience and work with a wide range of emerging businesses.

Bernee D.L Strom has been a director since August 2022. Since April 2015, Ms. Strom has served as a Senior Advisor for Digital Media to Cascadia Capital, an investment bank, and as a Senior Advisor to SkyLIFE Technologies, a humanitarian focused aerial delivery company. Ms. Strom has also served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since January 1990. From May 2008 to October 2014 Ms. Strom was Chairman and CEO of WebTuner Corp., a provider of software infrastructure that brings broadband to television, continuing as Executive Chairman until May 2015. From May 2002 until October 2008, she was Executive Chair of Ensequence, Inc., providing technology for interactive TV. Ms. Strom has extensive board experience on public, private and non-profit boards. Ms. Strom most recently served as a member of the board of directors of MicroVision, Inc., (NASDAQ: MVIS), a NASDAQ listed company focused on the development of lidar sensors, from October 2017 to March 2021. The Board has concluded that Ms. Strom should serve as a director because of her significant experience in business management and leadership expertise and experience as a public company board member.

Board Diversity

The diversity of the Board is listed below:

Board Diversity Matrix (as of March 31, 2023)
	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
White	2	3

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. CHAMBERLAIN AND KARP TO THE BOARD.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board has adopted a structure under which the Chairperson of the Board is an independent director. We believe that having a Chairperson independent of management provides effective leadership for the Board and helps ensure critical and independent thinking with respect to our strategy and performance. In addition, the Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Moreover, the current separation of the Chairperson and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the business while leveraging the experience and perspectives of the Chairperson. Our Chief Executive Officer has historically served as a member of and as the sole management representative on the Board. Mr. Derrickson is a director as well as our President and Chief Executive Officer. We believe it is important to enable our Chief Executive Officer to provide information and insight about us directly to the directors in their deliberations. Further, our Board believes that separating the Chief Executive Officer and Chairperson of the Board roles as well as having the Chairperson of the Board role represented by an independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our Chairperson of the Board is responsible for the effective functioning of our Board, enhancing its efficacy by guiding its processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairperson presides at shareholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our Chairperson also acts as a liaison between our Board and executive management, promoting clear and open communication between management and the Board.

Board Role in Risk Oversight

Our Board has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial, accounting and investment risks and oversees and approves company-wide risk management practices. Our Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure and corporate governance. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Director Independence

The Board has determined, after consideration of all relevant factors, that each of Messrs. Chamberlain and Vardeman and Ms. Jesse and Ms. Strom, together constituting a majority of our Board, qualifies as an “independent” director as defined under applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and that none of such directors has any relationship with us that would interfere with the exercise of their independent business judgment. The Board has also determined that Mr. Karp, a nominee to the Board, qualifies as an “independent” director as defined under the applicable rules of NASDAQ and that he does not have a relationship with us that would interfere with the exercise of his independent business judgment. Mr. Derrickson does not qualify as an “independent” director under applicable NASDAQ rules because he serves as our President and Chief Executive Officer.

Standing Committees and Attendance

The Board held 13 meetings during 2022. All directors attended more than 75% of the aggregate of the meetings of the Board and committees thereof, if any, upon which such director served during the period for which he or she was a director or committee member during 2022.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of these committees operates under a written charter setting forth its functions and responsibilities, which is reviewed by the respective committee on an annual basis, and by the Board as appropriate. A current copy of each committee’s charter is available on our website at www.bsquare.com on the Corporate Governance page under Board Committees. Information about these standing committees and committee meetings is set forth below.

Audit Committee

The Audit Committee is currently comprised of Mr. Chamberlain (Committee Chair), Ms. Strom and Ms. Jesse. The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable SEC and NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. No member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board has designated Mr. Chamberlain as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Chamberlain possesses the requisite “financial sophistication” under applicable NASDAQ rules.

The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting policies, judgments and assumptions used in the preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith. The Audit Committee held five meetings during 2022.

Compensation Committee

The Compensation Committee currently consists of Messrs. Vardeman (Committee Chair) and Chamberlain and Ms. Strom. The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules. The Compensation Committee makes recommendations to the Board regarding our general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held five meetings during 2022.

One of the primary responsibilities of the Compensation Committee is to oversee, and make recommendations to the Board for its approval of, the compensation programs and performance of our executive officers, which includes the following activities:

●	Establishing the objectives and philosophy of the executive compensation programs;
●	Designing and implementing the compensation programs;
●	Evaluating the performance of executives relative to their attainment of goals under the programs and reporting its evaluation to the Board;
●	Developing and maintaining a succession plan for the Chief Executive Officer;
●	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;
●	Reviewing base salary levels and equity ownership of the executives; and
●	Engaging consultants from time to time, as appropriate, to assist with program design and related matters.

Additional information regarding the roles, responsibilities, scope and authority of the Compensation Committee, as well as the extent to which the Committee may delegate its authority, the role that our executive officers serve in recommending compensation and the role of compensation consultants in our compensation process is set forth below under “Executive Officer Compensation.”

The Compensation Committee also periodically reviews the compensation of the Board and proposes modifications, as necessary, to the full Board for its consideration.

Governance and Nominating Committee

The Governance and Nominating Committee (“GNC”) currently consists of Ms. Jesse (Committee Chair), Ms. Strom and Mr. Vardeman. The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Governance and Nominating Committee held four meetings during 2022.

The primary responsibilities of the Governance and Nominating Committee are to:

●	Develop and recommend to the Board criteria for selecting qualified director candidates;
●	Identify individuals qualified to become Board members;
●	Evaluate and select director nominees for each election of directors;
●	Consider the committee structure of the Board and the qualifications, appointment and removal of committee members;
●	Recommend codes of conduct and codes of ethics applicable to us;
●	Evaluate the composition and performance of the Board;
●	Ensure directors are keeping abreast of current governance standards; and
●	Provide oversight in the evaluation of the Board and each committee.

Director Nomination Process

The Board has determined that director nomination responsibilities should be overseen by the GNC. One of the GNC’s goals is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Although the GNC and the Board do not have a formal diversity policy, the Board instructed the GNC to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the GNC include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, the Internet of Things industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our shareholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the GNC, there are no stated minimum criteria, qualities or skills for director nominees. The GNC may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board should meet the definition of “independent director” under applicable NASDAQ rules.

The GNC identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The GNC also takes into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the GNC decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board decides to recommend that the size of the Board be increased, the GNC identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the GNC’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the GNC, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the GNC to consider suggestions for persons to be nominated for director that are submitted by shareholders. The GNC will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above not later than 90 days nor earlier than 120 days prior before the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Bsquare Corporation, a description of the proposed nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the GNC about the proposed nominee and his or her qualifications. The GNC may request further information from the proposed nominee and the shareholder making the recommendation. In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws.

Cooperation Agreement

In October 2022, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with The Richard A. Karp Trust (the “Karp Trust”), an entity controlled by Mr. Richard Karp, a large shareholder of the Company. Pursuant to the Cooperation Agreement, we agreed to present a plan to shareholders at the 2023 annual meeting of shareholders to declassify the Board and to hold our 2023 and 2024 annual meetings of shareholders in June. Pursuant to the Cooperation Agreement, the Karp Trust withdrew its director nominees for the 2022 Annual Meeting and agreed not to nominate any person for director during a standstill period. In February 2023, we entered into a side letter and agreement with Mr. Karp pursuant to which we agreed to include him as a nominee for election as a Class I director at the Annual Meeting.

Executive Officers

The names and certain information about the Executive Officers are set forth below.

Name	Age	Position
Ralph C. Derrickson	64	Director, President and Chief Executive Officer
Cheryl A. Wynne	43	Chief Financial Officer, Secretary and Treasurer

Mr. Derrickson’s biographical details are set out above under the heading titled “Directors.”

Cheryl A. Wynne became our CFO in February 2023 after serving as Corporate Controller and Senior Director of Finance since joining us in November 2020. Prior to joining Bsquare, Ms. Wynne was the Controller at Forterra, Inc., a land conservancy, from May 2019 to May 2020 and then served as Forterra's organization’s Chief Financial Officer from May 2020 to November 2020. Prior to joining Forterra, Ms. Wynne was the Vice President of Finance and Administration at LifeCenter Northwest, a nonprofit organ procurement organization, from September 2015 to April 2019. Ms. Wynne began her career at Ernst & Young and then served in various finance and accounting roles at Nordstrom for close to ten years. Ms. Wynne is a certified public accountant and holds a BA and a Master of Accountancy from Texas State University.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of our Board and all other employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.bsquare.com on the Corporate Governance page. We will disclose, on our website, any amendment to, or waiver from, our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2022 Director Compensation

When joining the Board, directors receive an initial grant of restricted stock units ("RSUs"). The number of shares underlying the initial RSU awards granted to new directors is determined by dividing $50,000 by the greater of our closing stock price on the date of grant or $3.25 (with an additional $25,000 in the case of becoming the Chairperson of the Board) and is prorated based on the date on which such director is appointed. Thereafter, standing directors receive annual grants of RSUs, the number of shares underlying which is determined by dividing $50,000 by the greater of our closing stock price on the date of grant or $3.25 ($75,000 in the case of the Chairperson of the Board). The annual RSUs are granted on the earlier of (i) the day of the annual meeting of our shareholders or (ii) the last trading day of our second fiscal quarter. The RSU awards vest quarterly over one year and cease vesting as of the date a director’s service on the Board terminates for any reason, provided that the Board may accelerate the vesting of any outstanding stock award for a director whose service on the Board terminates for any reason other than removal for cause.

We also pay annual cash director fees of $30,000 to non-Chairperson directors and $40,000 to the Chairperson of the Board, and annual Board Committee fees to directors who serve on the Audit Committee of $10,000 and $5,000 to directors who serve on other committees. The Chairs of the Governance and Nominating Committee and the Compensation Committee receive additional annual Board Committee fee compensation of $3,000. The Board may also determine to pay these cash amounts in RSUs, subject to a floor price of $3.25 per RSU.  All cash amounts are payable in quarterly increments. Directors are also reimbursed for reasonable expenses incurred for Board-related activities. Notwithstanding the foregoing, directors who are also our employees, including Mr. Derrickson, our President and Chief Executive Officer, do not receive additional compensation for services provided as a director.

In addition, the Board or the Compensation Committee may award additional compensation to directors when it determines doing so is in our best interests and those of our shareholders.  For example, in August 2022 we granted Ms. Strom options to acquire 25,000 shares of our common stock in connection with her agreeing to join the Board.

The table below presents the 2022 compensation of our non-employee directors. The compensation of Ralph C. Derrickson, a director and President and Chief Executive Officer, is described in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

Director Compensation Table

Name	Fees Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Total
Ryan Vardeman(3)	$53,000	$74,997	$—	$127,997
Robert J. Chamberlain(4)	45,000	49,998	—	94,998
Davin W. Cushman(5)	49,185	49,998	—	99,183
Mary Jesse(6)	48,000	49,998	—	94,998
Bernee D.L. Strom(7)	5,707	45,477	26,688	77,872

(1) Fees paid in cash are composed of payments made in 2022 for services performed during the fourth quarter of 2021 through the third quarter of 2022.

(2) The amounts in these columns reflect the aggregate grant-date fair value of restricted stock unit awards and stock options, respectively, granted in 2022, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation (“Topic 718”) without regard to forfeitures. The amounts reflect accounting cost and not the actual economic value realized by our directors. Assumptions used in the calculation of these award amounts are set forth in Note 10 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K.

(3) Mr. Vardeman held 25,000 vested stock options and 11,538 RSUs as of December 31, 2022.

(4) Mr. Chamberlain held 25,000 vested stock options and 7,692 RSUs as of December 31, 2022.

(5) Mr. Cushman held 25,000 vested stock options as of December 31, 2022. Mr. Cushman ceased providing service as a director in November 2022.

(6) Ms. Jesse held 25,000 vested stock options and 7,692 RSUs as of December 31, 2022.

(7) Ms. Strom joined the Board in August 2022. In addition to receiving a prorated amount of RSUs and cash compensation described under “— 2022 Director Compensation,” Ms. Strom was granted an option to acquire 25,000 shares of common stock vesting in equal quarterly installments over the two years following the date of grant. Ms. Strom held 25,000 stock options, of which 3,125 were vested, and 10,495 RSUs as of December 31, 2022.

2022 Executive Officer Compensation

The following table sets forth the compensation earned during the past two fiscal years by Ralph C. Derrickson, our President and Chief Executive Officer, and Christopher Wheaton, our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. We did not have any other executive officers during 2022. We refer to these persons as our “named executive officers.”

Summary Compensation Table

				Stock	All Other
Name and principal position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
Ralph C. Derrickson	2022	$345,000	$82,000	$—	$32,000	$459,000
President and Chief Executive Officer	2021	345,000	121,713	81,528	27,000	575,241
Christopher Wheaton(4)	2022	300,000	54,694	—	20,000	374,694
Chief Financial Officer, Secretary and Treasurer	2021	300,000	74,900	54,352	18,000	447,252

(1) The amounts in this column reflect cash bonuses under our Executive Bonus Program paid in 2022 for 2021 performance.

(2) The amounts in this column reflect the aggregate grant-date fair value of performance stock unit ("PSU") awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts reflect accounting cost and not the actual economic value realized by our named executive officers. Assumptions used in the calculation of these amounts are set forth in Note 10 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K.

(3) Represents 401(k) matching employer contributions, premiums paid by us under a group medical or life insurance plan, and any other allowances for parking and mobile telephone/data service, which includes personal use.

(4) Christopher Wheaton resigned as Chief Financial Officer in February 2023.

Employment Agreements with Named Executive Officers

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Under our agreement with Mr. Derrickson entered into in February 2019, Mr. Derrickson is entitled to receive an annual salary of $325,000, which was increased to $345,00 in 2021, and is eligible to receive a bonus. Pursuant to the agreement, he also received an option to purchase 562,500 shares of common stock. In the event Mr. Derrickson’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive severance equal to nine months of his then annual base salary, continued COBRA coverage at our expense for a period of nine months following his termination date and a pro rata portion of his annual bonus as determined by the Compensation Committee. In the event that, within twelve months after a change of control of Bsquare (as defined in the agreement), Mr. Derrickson’s employment is terminated when neither cause nor long term disability exists or Mr. Derrickson terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to twelve months of his then annual base salary, 100% of his target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of twelve months following his termination date (provided that, during the first twelve months after a change of control of Bsquare, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the twelve-month period following a change of control, Mr. Derrickson shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of Bsquare, all of Mr. Derrickson’s unvested stock options and restricted stock units shall become fully vested and immediately exercisable.

Prior to his resignation in February 2023, we were party to an employment agreement with Mr. Wheaton, pursuant to which we employed him on an at-will basis.

Ms. Wynne executed an employment agreement upon her appointment to Chief Financial Officer in February 2023. Pursuant to this agreement, Ms. Wynne is entitled to receive an annual salary of $240,000 and is eligible to receive a performance bonus of up to $60,000. In the event that, within twelve months after a change of control of Bsquare (as defined in the agreement), Ms. Wynne’s employment is terminated when neither cause nor long term disability exists or Ms. Wynne terminates her employment for good reason (as defined in the agreement), subject to execution of a release by Ms. Wynne of any employment-related claims, she shall be entitled to receive a one-time lump sum severance payment equal to six months of her then annual base salary, 100% of her target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of six months following her termination date. In addition, immediately prior to a change of control of Bsquare, all of Ms. Wynne’s unvested stock options shall become fully vested and immediately exercisable.

Determination of Compensation

The Compensation Committee’s philosophy regarding total executive compensation has been to provide a comprehensive and competitive compensation package consisting of base salary and performance-based incentives that help align executive compensation with shareholder interests and promote growth in shareholder value. The Compensation Committee believes total executive compensation is below market peer median levels. We also periodically review the level and form of incentive-based compensation for our executive team. We intend to maintain competitive levels of compensation for our management team.

Total Compensation

For purposes of evaluating executive officer total compensation including base salary, discretionary bonus, equity awards and incentive compensation, the Compensation Committee primarily considers two factors:

●

Competitive level: The Compensation Committee has the authority to engage its own advisers to assist in carrying out its responsibilities. Historically, the Compensation Committee has engaged a compensation consultant to review and assess the market competitiveness of our executive compensation programs.

●

Company and individual performance objectives: In addition to considering compensation levels of executives at similarly sized regional public companies, the Compensation Committee reviews our financial and non-financial performance objectives applicable to each executive. Our performance objectives are typically determined through collaboration with the Chief Executive Officer, the Board and the Compensation Committee. The Compensation Committee determines the financial and non-financial performance objectives applicable to the Chief Executive Officer (without his participation). These objectives and associated awards have historically been addressed through annual cash or equity bonuses with respect to our executive officers.

Base Salary and Discretionary Bonus

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines for purposes of setting base salaries (such as payment at a particular percentile of a benchmark group), but instead considers the general market compensation data along with our performance and the individual’s performance and experience in determining what represents a competitive salary. The Compensation Committee also considers these factors in its recommendations to the Board regarding whether and in what amounts to award discretionary cash or equity bonuses. Our Chief Executive Officer and Chief Financial Officer did not receive salary increases in 2022.

Short-Term Incentive Plan Compensation (STI)

We have historically awarded short-term incentive compensation to our named executive officers, including annual cash or equity bonuses, the terms of which vary from year to year.

In March 2020, we adopted an Executive Bonus Plan (“EBP”) to formalize our historical practice of awarding annual bonuses to key executives based on achievement of specified performance goals. Awards may be in the form of cash or equity granted under the fourth amended and restated stock plan (the "Prior Plan") or the 2021 Equity Incentive Plan (the "2021 Plan"). The Compensation Committee (the “Administrator”) administers the EBP. The Administrator may establish performance goals that relate to financial, operational or other performance of the Company, or to any other performance goal established by the Administrator in connection with a potential bonus payment. The Administrator has authority to revise or refine the performance goals in its discretion. The EBP was also reassessed and restructured to more tightly align compensation with both short- and long-term shareholder interests and to be responsive to prior shareholder advisory votes on executive compensation.

Long-Term Equity Incentive Awards (LTI)

Longer-term incentives in the form of grants of stock options, restricted stock, RSUs and other forms of equity instruments to executive officers are governed by the terms of our applicable equity incentive plans.

The Compensation Committee may grant RSUs, stock options and other forms of equity incentive compensation to our executive officers under the 2021 Plan. The Compensation Committee periodically reviews the equity ownership of the executive officers and may determine that additional equity awards under the 2021 Plan are warranted based on a number of factors, including competitive factors, company and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to that of other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date.

In January 2022, the Compensation Committee amended the PSUs that had been awarded in 2021 to measure the performance conditions therein against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Messrs. Derrickson and Wheaton by 50,000 and 33,333 shares of common stock, respectively (the “2021 Shares”). In lieu of any claim to the 2021 Shares, each of Messrs. Derrickson and Wheaton received in February 2022 a cash settlement in an amount equal to the number of 2021 Shares multiplied by the closing price per share on January 5, 2022. The total number of shares of common stock issuable upon future vesting and settlement of the PSUs was reduced by the 2021 Shares.

Other Compensation and Perquisites

Executive officers, including the named executive officers, are eligible to participate in standard benefit plans available to all employees including our 401(k)-retirement plan, medical, dental, disability, vacation and sick leave and life and accident insurance. The same terms apply to all employees for these benefits except where the value of the benefit may be greater for executives because they are more highly compensated than most other employees (e.g., disability benefits). We do not provide any pension or deferred compensation benefits to our executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2022:

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options:		Option	Option	Number of unearned shares, units,or other rights that have	Market value or payout value of unearned shares, units, or other rights
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Exercise Price ($)(1)	Expiration Date(2)	not vested (#)	that have not vested ($)(3)
Ralph C. Derrickson	3/11/2019(4)	351,563	23,437	$1.97	3/11/2029	—	$—
	3/11/2019(5)	128,906	58,594	1.97	3/11/2029	—	—
	1/13/2021(6)	—	—	—	—	250,000	282,500
Christopher Wheaton(7)	9/9/2017(8)	104,953	24,220	1.27	9/9/2029	—	—
	8/26/2020(9)	14,583	10,417	1.38	8/26/2030	—	—
	1/13/2021(10)	—	—	—	—	166,667	188,334

(1) The option exercise price is the closing price of our common stock on the grant date.

(2) All options outstanding expire ten years from the grant date.

(3) Represents the fair market value of the shares underlying the PSUs as of December 31, 2022, based on the closing price on Nasdaq of our common stock on December 31, 2022, which was $1.13 per share.

(4) The option vested 25% on March 11, 2020 and the balance vests in equal monthly installments for three years thereafter.

(5) The option vested 25% on March 11, 2020 and the balance vests in equal monthly installments for three years thereafter.

(6) Represents PSUs granted on January 13, 2021. The PSUs vest as described in the section titled “Executive Compensation-Determination of Compensation-Short-Term Incentive Plan Compensation (STI).” The PSUs were amended in January 2022 to measure the Performance Conditions against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Mr. Derrickson by 50,000 shares.

(7) Mr. Wheaton resigned as our Chief Financial Officer in February 2023.

(8) The option vested 25% on September 9, 2020 and the balance vests in equal monthly installments for three years thereafter.

(9) The option vested 25% on August 26, 2021 and the balance vests in equal monthly installments for three years thereafter.

(10) Represents PSUs granted on January 13, 2021. The PSUs vest as described in the section titled “Executive Compensation-Determination of Compensation-Short-Term Incentive Plan Compensation (STI).” The PSUs were amended in January 2022 to measure the Performance Conditions against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Mr. Wheaton by 33,333 shares.

Employee Benefit Plans

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Company matching contributions and employee contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2022:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,171,875	(1)	$3.08	905,551
Equity compensation plans not approved by security holders(2)	691,673		1.62	—

(1) Amount includes 37,417 and 416,667 RSUs and PSUs, respectively, granted and unvested as of December 31, 2022.

(2) Reflects outstanding options granted under the 2011 Inducement Award Plan, which we stopped using in 2019 and formally terminated in 2021. Amount includes no restricted stock units granted and unvested as of December 31, 2022.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2023 by:

●	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
●	each of our directors;
●	each of the named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares listed below under the heading “Total Common Stock Equivalents” is the aggregate beneficial ownership for each shareholder and includes common stock owned plus settled RSUs; the number of shares listed under the heading "Deemed Outstanding Shares" includes vested stock options plus unvested options and restricted stock units that may be exercised or settled for common stock within 60 days after April 17, 2023. Deemed Outstanding Shares are considered beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder presented below, but are not treated as outstanding for the purpose of computing the percentage ownership of any other holder presented below.

This table is based on information supplied by officers, directors, and filings made with the SEC. Percentage ownership is based on 20,017,032 shares of common stock outstanding as of April 17, 2023.

Unless otherwise noted below, the address for each shareholder listed below is c/o Bsquare Corporation, 1415 Western Avenue, Suite 700, Seattle, Washington 98101. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

Name and Address of Beneficial Owner	Total Common Stock	Deemed Outstanding Shares	Percentage of Common Stock Equivalents
5% Owners:
Palogic Value Management, L.P(1)	1,585,711	—	7.9
Harvest Hill Road, Suite 110
Dallas, TX 75230
Richard A. Karp(2)	1,308,116	—	6.5
TicTran Corp
849 Independence Avenue, Suite B
Mountain View, CA 94043

Directors, Nominee and Named Executive Officers:
Ryan L. Vardeman(3)	1,717,036	25,000	8.7
Ralph C. Derrickson	35,000	519,531	2.8
Robert J. Chamberlain	141,531	25,000	*
Mary Jesse	134,100	25,000	*
Bernee D.L. Strom	10,495	9,748	*
Richard A. Karp	1,308,116	—
Christopher Wheaton(4)	15,000	—	*
All executive officers and directors as a group (7 persons)	2,038,162	631,467	13.3%

* Represents beneficial ownership of less than 1%.

(1) Based solely on a Schedule 13D/A filed on June 14, 2021 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act, according to which Palogic Value Management, L.P., Palogic Value Fund, L.P., Palogic Capital Management, LLC and Mr. Vardeman then had shared voting and dispositive power over such shares.

(2) Based solely on a Schedule 13D/A filed on October 19, 2022 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(3) Mr. Vardeman is a principal of and may be deemed to beneficially own securities beneficially owned by Palogic Capital Management. See note (1).

(4) Mr. Wheaton resigned as our Chief Financial Officer in February 2023.

Pursuant to our Insider Trading Policy, we strongly discourage all employees from engaging in any form of hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds. We believe facing the full risks and rewards of ownership is important to aligning the objectives of employees with our other shareholders. Any employee wishing to enter into such a hedging transaction must obtain pre-clearance at least two weeks in advance and set forth a justification for the proposed transaction.

We also prohibit pledging of securities in a margin account or as collateral for a loan. Because the timing of any need by the secured party to foreclose on the pledged shares is inherently uncertain, we believe there is unacceptable risk that a margin or foreclosure sale could occur at a time when the pledgor is aware of material nonpublic information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions since January 1, 2022, nor are there any proposed transactions as of the date of this proxy statement, as to which the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements of the type described above under the headings “2022 Director Compensation” and “2022 Executive Officer Compensation.”

PROPOSAL NO. 2

DECLASSIFICATION AMENDMENT

Our Articles of Incorporation currently provides for a classified Board consisting of three classes of directors, with each class of directors serving staggered three-year terms. As a result, only one class of directors stands for election at each of our annual meetings of shareholders, such that shareholders vote on and elect approximately one-third of our Board each year. At this Annual Meeting, we are proposing that our shareholders approve and adopt an amendment and restatement of our Articles of Incorporation to declassify our Board. If the Declassification Amendment is approved, the declassification of our Board will begin with the class of directors standing for election at our 2024 Annual Meeting of Shareholders, directors will be elected for one year terms until our board of directors is fully declassified at our 2026 Annual Meeting of Shareholders.

The approval of the Declassification Amendment by our shareholders would not shorten the terms for any previously elected directors. This means that, even if the Declassification Amendment is approved by the shareholders, directors who were elected prior to our 2024 Annual Meeting of Shareholders would continue to hold office until the end of the terms for which they were elected and until their successors are duly elected and qualified. Accordingly, directors previously elected at the 2022 Annual Meeting of Shareholders would continue to have a term that expires at our 2025 Annual Meeting of Shareholders and directors elected at this Annual Meeting would continue to have a term that expires at our 2026 Annual Meeting of Shareholders. If the Declassification Amendment is approved by our Shareholders, all directors will be elected on an annual basis beginning at the 2026 Annual Meeting of Shareholders.

In April 2023, our Board determined that the proposed amendment and restatement of our Articles of Incorporation to declassify our Board is advisable and in our best interests, and unanimously approved the Declassification Amendment, subject to shareholder approval at the Annual Meeting.

Reasons for the Declassification Amendment

We are committed to reviewing and adopting corporate governance practices and have evaluated our classified board structure to ensure that it is consistent with our best interests and the best interest of our shareholders. While our Board has considered the stability and other advantages of our classified board structure, our Board also recognizes many institutional investors believe that the election of directors is the primary means for shareholders to express their views on each director’s performance, influence corporate governance policies and hold our board of directors and management accountable for implementing these policies. In addition, in October 2022, we entered into the Cooperation Agreement with the Karp Trust. Pursuant to the Cooperation Agreement, our Board agreed, among other things, to submit for approval and adoption by our shareholders at this Annual Meeting, an amendment to our Articles of Incorporation to authorize the declassification of our Board such that it will be fully declassified at the 2026 Annual Meeting of our Shareholders. Our Board considered the arguments in favor of and against continuation of the classified board structure and our obligations under the Cooperation Agreement and determined that it would be in our best interests and the best interests of our shareholders, subject to shareholder approval, to declassify our Board over a phase-in period commencing at our 2024 Annual Meeting of Shareholders.

Effect of the Declassification Amendment

If the Declassification Amendment is approved and adopted by our shareholders at this Annual Meeting, we will begin the phased transition to a declassified board structure beginning at our 2024 Annual Meeting of Shareholders. In accordance with the proposed Declassification Amendment, the transition will be phased in as follows:

•	If each of Messrs. Chamberlain and Karp are elected pursuant to Proposal 1 at this Annual Meeting, they will serve a three-year term expiring at our 2026 Annual Meeting of Shareholders.

•

Each of Messrs. Derrickson and Vardeman would continue to serve as Class II directors for a term expiring at our 2024 Annual Meeting of Shareholders. At our 2024 Annual Meeting of Shareholders, each of the individuals nominated by our Board to serve as a director in such class would stand for election to serve a one-year term.

•

Each of Mss. Jesse and Strom would continue to serve as Class III directors for a term expiring at our 2025 Annual Meeting of Shareholders. At our 2025 Annual Meeting of Shareholders, each of the individuals nominated by our Board to serve as a director in such class would stand for election to serve a one-year term.

•

Commencing with the election of directors at our 2026 Annual Meeting of Shareholders and at each annual meeting thereafter, our Board shall no longer be classified and all directors would be elected to serve one-year terms.

Until the election of directors at our 2026 Annual Meeting of Shareholders, our Board will be classified and any director elected to fill a newly created directorship or vacancy would serve for the remainder of the full term of the class of directors for which the newly created directorship was created or the vacancy occurred.

Set forth in Appendix A is our current Articles of Incorporation, in amended and restated form to reflect all prior amendments to date, with further changes to effect the Declassification Amendment, with deletions indicated by strikeouts and additions indicated by underlining. The foregoing description of the Declassification Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Declassification Amendment attached as Appendix A.

Effective Date of Declassification Amendment

If shareholders approve and adopt the Declassification Amendment, it will become effective upon the filing of the proposed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, which we intend to file promptly after the requisite vote for this Proposal 2 is obtained at the Annual Meeting. Our Board will also make any applicable conforming changes to our Amended and Restated Bylaws, contingent and effective upon shareholder approval of the Declassification Amendment.

Impact if the Declassification Amendment is not Adopted

If the Declassification Amendment is not approved and adopted by our shareholders, our Articles of Incorporation will not be amended as set forth above and our Board will continue to be classified with directors serving staggered terms.

Vote Required for Approval of Declassification Amendment

Approval of the Declassification Amendment requires the affirmative vote of a majority of shares entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT TO OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL NO. 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as our auditor since May 2006 and has audited our financial statements for the years ended December 31, 2023 and 2022. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to join the Annual Meeting by conference call, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The Audit Committee’s charter provides that it shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. The Audit Committee has selected Moss Adams as our independent registered public accounting firm for the year ending December 31, 2023.

The Audit Committee pre-approves all audit and non-audit services performed by our auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

INDEPENDENT AUDITORS

Audit Fees

Moss Adams billed audit fees of $288,904 and $324,079 during the years ended December 31, 2022 and 2021, respectively. These audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

There were no fees billed for fiscal years 2022 or 2021 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2022 or 2021 for tax compliance, tax advice or tax planning services rendered to us by Moss Adams.

All Other Fees

Moss Adams billed $39,375 and $38,850 during 2022 and 2021, respectively, for fees associated with SOC Type-2 examinations and other administrative fees.

AUDIT COMMITTEE REPORT

In connection with the financial statements of Bsquare Corporation (the “Company”) for the fiscal year ended December 31, 2022, the Audit Committee of the Board of Directors of the Company (the “Board”) has:

●	Reviewed and discussed the audited financial statements with management of the Company;

●	Discussed with the Company independent registered public accounting firm, Moss Adams LLP (the “Firm”), the matters required to be discussed by applicable auditing standards; and

●

Received the written disclosures and the letter from the Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Firm’s communications with the Audit Committee concerning independence and discussed with the Firm its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee:

Robert J. Chamberlain, Chair
Mary Jesse
Bernee D.L. Strom

Vote Required

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

On an annual basis, we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on us, our Board or our Compensation Committee. Moreover, the vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. However, while this vote is advisory and not binding on us, we will consider the views of our shareholders when determining executive compensation in the future, including seeking to determine the causes of any significant negative voting results to better understand issues and concerns.

Executive compensation is an important matter for us and for our shareholders. The core of our executive compensation philosophy is to align compensation with the creation of shareholder value and our practice continues to be pay for performance. As discussed above under the heading “Executive Officer Compensation,” our executive compensation programs are based on practices that require achievement of challenging goals – goals that will drive us to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our products, technology and services portfolio, and ultimately leading to long-term shareholder value. We believe our compensation programs are strongly aligned with the long-term interests of our shareholders and have been and will continue to be effective in incenting the achievement and performance of our executive officers. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Shareholder Engagement

Engaging shareholders on matters of executive compensation is central to our strategy of aligning executive compensation with the creation of shareholder value.  We have conducted multiple shareholder outreach meetings, including with individual and institutional shareholders, at which we discussed executive compensation matters.  The feedback we have received from shareholders has related almost exclusively to improving our business operations, including preserving our cash to support our operations. The limited feedback we received on compensation encouraged us to make it obvious that executive compensation is clearly tied to improved company performance.

We believe our simplified executive compensation structure reflects this feedback.  Executive compensation consists primarily of base salary, performance-based bonuses, and long-term equity incentive compensation. As discussed above, in 2022 our executives each received a cash settlement in amount equal to the number of PSUs that would have vested has the award not been modified.

We believe the following demonstrates our commitment to responsible compensation practices:

●

We only award bonuses to executive officers based on satisfaction of pre-established company performance objectives that are not easily obtained, that are carefully tied to long-term value and growth, and that are determined by our fully independent Compensation Committee. We did not award such bonuses in 2022.

●	We have favored the use of equity rather than cash, further aligning long-term incentives of management with those of our shareholders.

●	We stopped using our Inducement Plan in 2019 and formally terminated it in 2021, in favor of using shareholder-approved plans for all equity incentive awards, including those to new hires.

●	We do not “gross up” any tax payment obligation in the event that payments to executives would subject them to the IRS parachute excise tax.

●	We do not generally provide for accelerated vesting of equity awards for participants in the event of a change in control, although we may do so in certain cases.

●

We seek and obtain input from our shareholders regarding our executive compensation programs, and we hold annual “say-on-pay” votes to allow all shareholders communicate their approval or disapproval or executive compensation.

We believe these and other practices demonstrate our commitment to pay for performance, to aligning compensation with long-term value creation, and to listening to our shareholders about compensation matters and taking action.

Our named executive officers and their compensation is described above under the heading “Executive Officer Compensation,” including our compensation philosophy and objectives and the fiscal 2022 compensation of the named executive officers.

We are asking shareholders to vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required

Approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

As indicated above, the shareholder vote on this resolution will not be binding on us, the Compensation Committee or the Board, and will not be construed as overruling any decision by us, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Compensation Committee or the Board, or to create or imply any additional fiduciary duties for us, the Compensation Committee or the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Shareholder Communications with the Board

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

Board Attendance at Annual Shareholder Meetings

The Chairperson of the Board is expected to make all reasonable efforts to attend our annual shareholder meeting. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board is expected to attend. Other members of the Board are expected to attend our annual shareholder meeting if reasonably possible. With the exception of Davin W. Cushman, all of our then current directors attended the 2022 Annual Meeting of Shareholders.

Transaction of Other Business

Our Board knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Shareholders and Form 10-K

With this proxy statement, we are distributing our Annual Report to Shareholders for the year ended December 31, 2022 consisting of our Annual Report on Form 10-K for the year ended December 31, 2022, without exhibits.

By Order of the Board

Cheryl Wynne

Chief Financial Officer, Secretary and Treasurer

Seattle, Washington

[DATE]

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

[See attached.]

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BSQUARE CORPORATION,

AS AMENDED

ARTICLE I

NAME

The name of the corporation is BSQUARE Corporation (the "Corporation").

ARTICLE II

Authorized Capital

2.1 Authorized Capital. The total authorized number of shares of the Corporation is Forty-Seven Million Five Hundred Thousand (47,500,000) shares; Thirty-Seven Million Five Hundred Thousand (37,500,000) shares of common stock without par or ascribed value; Ten Million (10,000,000) shares of Preferred Stock without par or ascribed value.

2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

(a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

(b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the Corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the Corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

(c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

(d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Corporation only to the extent legally permissible.

(e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

ARTICLE III

DIRECTORS

The Board of Directors shall be set at seven. Any Director elected by the shareholders at or after the 2024 annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until such Director’s successor is duly elected and qualified or until such Director’s death, resignation or removal.  Any Director elected or appointed prior to the 2024 annual meeting of shareholders shall hold office for the remainder of the three-year term for which such Director was elected or appointed and until such Director’s successor is duly elected and qualified or until such Director’s death, resignation or removal. The term for each Class 2 director shall expire at the 2024 annual meeting of shareholders; the term for each Class 3 director shall expire at the 2025 annual meeting of shareholders; and the term for each Class 1 director shall expire at the 2026 annual meeting of shareholders. The division of directors into classes shall terminate at the 2026 annual meeting of shareholders. ~~At the first election of directors after the Corporation is a Public Company, as defined below, the Board of Directors shall be divided into three (3) classes, as determined by the Board of Directors, with said classes to be as equal in number as may be possible, which classes shall be elected for the terms set forth below:~~

~~Class~~ 	~~Term~~

~~------- -------------- -------------- --~~

~~Class~~ 	~~1 1 Year~~
~~Class~~ 	~~2 2 Years~~
~~Class~~ 	~~3 3 Years~~

~~Thereafter, each Director's term shall be three (3) years, and each Director shall serve for the term he or she was elected and thereafter until his or her successor is elected and qualified (or the number of directors is reduced), or until his or her death, resignation or removal from office.~~ Directors need not be shareholders of the Corporation or residents of the State of Washington. Written ballots are not required in the election of Directors. For purposes of these Articles of Incorporation, the Corporation shall be a "Public Company" at such time and for so long as it has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act"), or is otherwise subject to the reporting requirements of Section 15(d) of the Exchange Act.

Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term ~~of the class of Directors~~ in which the new directorship was created or in which the vacancy occurred and thereafter until such Director's successor shall have been elected and qualified (or the number of directors is reduced). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

ARTICLE IV

PREEMPTIVE RIGHTS

Shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

ARTICLE V

CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

(a) The capitalized terms in this Article 6 shall have the meanings set forth in RCW 23B.08.500.

(b) The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; provided further, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection (f) of this Article, the Corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(c) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

(d) If, after the effective date of this Article 6, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

(e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 6 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 6 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

(f) If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

(g) If the Corporation indemnifies or advances expenses to a Director or officer pursuant to this Article 6 in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

(h) If any provision of this Article 6 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 6, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

ARTICLE VII

INTERESTED TRANSACTIONS

(1) No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors or shareholders of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

(2) Any director or shareholder individually, or any firm of which any director or shareholder may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

ARTICLE VIII

SHAREHOLDER ACTIONS BY CONSENT

In accordance with RCW 23B.07.040, any action that may be taken at a meeting of the Corporation's shareholders may be taken by written consent by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the Corporation shall give nonconsenting shareholders prior notice of such action; provided that if the action is of a type that would constitute a significant business transaction under RCW 23B.19.020(15), notice must be given no fewer than 20 days prior to the effective date of the action (such prior or 20 day period, a "Notice Period"). Such notice shall include the resolution approved by the shareholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting shareholder at the address on the books and records of the Corporation. Unless the written consent specifies a different effective date, the action is effective when consents sufficient to authorize the action have been delivered to the Corporation and the Notice Period has been satisfied. If the action is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(1), then (i) the notice must comply with RCW 23B.13.220(2), (ii) RCW 23B.13.210 shall not apply, and (iii) all nonconsenting shareholders are entitled to receive the notice, demand payment under RCW 23B.13.230 and assert other dissenters' rights to which they are by law entitled.

ARTICLE IX

REGISTERED OFFICE

The address of the registered office of the Corporation is 1505 Westlake Avenue N., Suite 300, Seattle, Washington, and the name of the registered agent at such address is Michael J. Erickson.

ARTICLE X

AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

ARTICLE XI

LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

REMOVAL OF DIRECTORS

Any Director or the entire Board of Directors may be removed with or without cause by the holders of not less than a majority of the shares then entitled to vote at an election of Directors; provided, however, beginning at such time and for so long as the Corporation is a Public Company (as defined in Article III), no Director may be removed without "Cause," as defined below. Such action may be taken at any regular or special meeting of the shareholders of the Corporation, or by unanimous written consent in lieu of a meeting, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director(s) in the event of removal for Cause, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

Where a question of the removal of a Director for Cause is to be presented for shareholder consideration while the Corporation is a Public Company, an opportunity must be provided to such Director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

For purposes of this Article XII, "Cause" for removal shall be limited to (a) action by a Director involving willful malfeasance having a material adverse effect on the Corporation or (b) a Director being convicted of a felony; provided that any action by a Director shall not constitute "Cause" if, in good faith, such Director believed such action to be in or not opposed to the best interests of the Corporation, or if a Director shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the Corporation, to be indemnified with respect to such action.

ARTICLE XIII

SPECIAL MEETINGS OF THE SHAREHOLDERS

The Chairman of the Board of Directors, the President of the Corporation or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the Corporation one or more written demands for such meeting, describing the purposes for which is to be held.

Dated this ____ day of _______________, 2023.

Name: Ralph C. Derrickson Title: President and Chief Executive Officer

CERTIFICATE OF OFFICER REGARDING

RESTATED ARTICLES OF INCORPORATION

OF

BSQUARE CORPORATION

BSQUARE CORPORATION, a Washington corporation the (“Corporation”), by Ralph C. Derrickson, its duly elected and qualified President and Chief Executive Officer, hereby delivers to the Secretary of State of the State of Washington for filing the Amended and Restated Articles of Incorporation, pursuant to RCW 23B.10.

1.	The name of the Corporation is BSQUARE CORPORATION.

2.           The Amended and Restated Articles of Incorporation have been amended and restated in their entirety, to read as set forth on Exhibit A attached hereto.

3.           Such amendments and restatement were adopted by the board of directors of the Corporation on _______________ ____, 2023.

4.           Such amendments and restatement were duly approved by the shareholders of the Corporation on _______________ ____, 2023 in accordance with the provisions of RCW 23B.10.030, 23B.10.040 and 23B.01.070 of the Washington Business Corporation Act.

5.           The Amended and Restated Articles of Incorporation will be effective upon filing.

Dated as of _______________ ____, 2023.

BSQUARE CORPORATION

Name: Ralph C. Derrickson Title: President and Chief Executive Officer

BSQUARE

BSQUARE CORPORATION
1415 WESTERN AVE., SUITE 700
SEATTLE, WA 98101

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14666-P93775 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BSQUARE CORPORATION

The Board of Directors recommends you vote FOR the Company Nominees listed in Items 1(a-b). The maximum number of nominees that may be voted for are two.

1. Election of Directors

Company Nominees:	**For**	**Withhold**
1a. Robert J. Chamberlain	☐	☐
1b. Richard A. Karp	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V14667-P93775

BSQUARE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 15, 2023

The shareholder(s) hereby appoint(s) Ralph C. Derrickson and Cheryl A. Wynne, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bsquare Corporation that the shareholder(s) is/are entitled to vote at, and to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 11:00 A.M., PDT, on Thursday, June 15, 2023, at the offices of Bsquare Corporation, 1415 Western Avenue, Suite 700, Seattle, WA 98101, with a conference call component available at: Toll Free: 1-877-423-9813 or 1-201-689-8573; reference "Bsquare Annual Meeting", and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side